UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-212639

Maryland	81-2847976
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, a subsidiary of Strategic Storage Trust IV, Inc. (the “Registrant”) executed a purchase and sale agreement (the “Palm Beach Gardens Purchase Agreement”) with an unaffiliated third party (the “Seller”) for the acquisition of a self storage facility to be located in Palm Beach Gardens, Florida (the “Palm Beach Gardens Property”), which was subsequently amended on October 27, 2017. Under the terms of the Palm Beach Gardens Purchase Agreement, as amended, the Approval Period (as defined therein) would have expired on December 14, 2017, and unless the Registrant’s subsidiary provided the Seller with a notice to consummate the transaction prior to the expiration of the Approval Period, the Palm Beach Gardens Purchase Agreement would have automatically terminated at such time.

On November 30, 2017, the parties to the Palm Beach Gardens Purchase Agreement entered into a Second Amendment (the “Second Amendment”) to the Palm Beach Gardens Purchase Agreement that extends the Approval Period to January 31, 2018. The remaining terms and conditions of the Palm Beach Gardens Purchase Agreement continue in full force and effect.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Second Amendment to the Palm Beach Gardens Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST IV, Inc.

Date: December 4, 2017	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer